Exhibit 10.12

VARIABLE COMPENSATION AGREEMENT

THIS VARIABLE COMPENSATION AGREEMENT (this “Agreement”) is made and entered into as of February 27, 2026 (the “Effective Date”) by and between AIRO Group Holdings, Inc., a Delaware corporation (“AIRO”), and Mr. Edvard Per Erik Svehag (also referred to as the “Employee” herein). Each of AIRO and Mr. Edvard Per Erik Svehag are referred to herein individually as a “Party” and collectively as the “Parties.” This Agreement governs the variable compensation matters between the Parties and is separate from and in addition to any employment agreement between the Parties.

RECITALS

WHEREAS, AIRO has engaged Employee through an employer of record or professional employer organization (the “EOR”), and Employee’s employment terms and conditions are or will be governed by an employment agreement between Employee and the EOR (the “Employment Agreement”);

WHEREAS, in addition to the compensation provided under the Employment Agreement, the Parties desire to establish additional variable compensation arrangements tied to the performance of Sky-Watch A/S, as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, AIRO and Mr. Edvard Per Erik Svehag agree as follows:

AGREEMENT

1. Annual Performance-Based Variable Compensation. From the fiscal year beginning January 1, 2025, and going forward, Employee shall be entitled to annual variable compensation equal to two and one-half percent (2.5%) of the fiscal year EBITDA of Sky-Watch (less taxes and any legally required withholdings in accordance with the applicable laws) as approved and signed by Sky-Watch’s auditor and board of directors (the “Net Variable Compensation”). EBITDA, as used herein, means EBITDA prior to Sky-Watch’s payment of EBITDA performance-based bonuses to its CEO and other key executives, if any, and, for the avoidance of doubt, the payment of compensation under this Agreement, which is by AIRO, shall not affect the EBITDA of Sky-Watch. Payment of the Net Variable Compensation shall be made on the next available EOR payroll cycle following approval of Sky-Watch’s audited financial statements for the relevant fiscal year that have been approved and signed by its auditor and board of directors. Payments not made within sixty (60) days following such approval shall carry interest at the rate of five percent (5%) per annum plus the federal discount rate (currently 3.75%) per annum. EBITDA calculations will be based on Danish Kroner, however, payments of Net Variable Compensation shall be made in Euros at a conversion rate corresponding to the average exchange rate for Danish Kroner and Euros for the applicable fiscal year. Notwithstanding Section 4.5 of the Employment Agreement, the Parties hereto agree that the rights to payment of Net Variable Compensation hereunder are binding contractual rights and entitlements for Employee and binding contractual obligations of AIRO, and not discretionary or otherwise restricted or conditional based on any terms of said Section 4.5.

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2. One-Time Accommodation Payments. On or before February 28, 2026, AIRO shall pay Employee two one-time lump-sum accommodation payments; one of Twenty Thousand Euro (€20,000), and another, which is the payment of a sign-on bonus of One Million Twenty-Six Thousand Six Hundred Eighty-Six Euro (€1,026,686) as provided for in Section 4.4 of the Employment Agreement; in each case less taxes and any legally required withholdings in accordance with the applicable laws, (the “Accommodation Payments”). The Accommodation Payments are made in full and final satisfaction of any and all claims, demands, or obligations arising from or related to any delay in the payment of Net Variable Compensation for FY 2024. The Accommodation Payments constitute the sole and exclusive remedy available to Employee with respect to any prior payment delay for FY 2024, and Employee waives any right to seek additional compensation, damages, or other relief in connection therewith.

3. Employment Requirement; Term; Termination.

a. Employment Requirement. Employee’s eligibility for any Net Variable Compensation under this Agreement for any fiscal year beginning on or after January 1, 2027 is expressly conditioned upon Employee’s employment with AIRO (whether through the EOR arrangement, directly with AIRO, or any other employment structure designated by AIRO) as of the first day of the applicable fiscal year. If Employee leaves before the end of a fiscal year, calculation of the payment of Net Variable Compensation shall be conducted based on termination date and reason in accordance with Section 3.c hereof.

b. Term. This Agreement shall continue until terminated (the “Termination Date”) by either Party with thirty (30) days’ written notice to the other Party.

c. Termination During Fiscal Year.

i.	If the Employee terminates not for Good Reason or AIRO terminates for Cause, AIRO shall pay Employee a pro-rated payment of the Net Variable Compensation for such fiscal year, calculated based on the number of days from the first day of the applicable fiscal year through and including the last day of employment prior to termination divided by the total number of days in such fiscal year, or
ii.	If AIRO terminates without Cause or Employee terminates for Good Reason, AIRO shall pay Employee the full Net Variable Compensation for such fiscal year.
iii.	Any Net Variable Compensation payable upon termination shall be paid in accordance with the timing provisions set forth in Section 1.
iv.	For purposes of this Agreement, “Cause” means: (i) Employee’s material breach of this Agreement; (ii) Employee’s gross negligence, willful misconduct or fraud; (iii) Employee’s conviction of a felony; (iv) Employee’s breach of fiduciary duty to AIRO or any affiliate; or (v) Employee’s material violation of any written policy of AIRO, Sky-Watch A/S, or any affiliate. “Good Reason” means AIRO’s uncured material breach of this Agreement, provided Employee delivers written notice specifying the breach within thirty (30) days of its occurrence and AIRO fails to cure within thirty (30) days of receipt.
v.	For the avoidance of doubt, this Agreement is in no way related to, conditioned upon, or attributable to any service Employee may provide as a board member, director, or in any other governance or fiduciary capacity at AIRO, Sky-Watch A/S, AIRO, or any affiliate.

4. Assignment. Neither Mr. Edvard Per Erik Svehag nor AIRO may assign their respective rights and obligations under this Agreement without the other Party’s prior written consent.

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5. Governing Law, Jurisdiction and Jury Trial Waiver.

a.	Governing Law. As a condition precedent to any litigation, the Parties shall first attempt to resolve any dispute arising out of this Agreement through good faith negotiations for a period of thirty (30) days. To extent permitted by applicable law, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Where Delaware law cannot be applied due to mandatory Spanish employment law requirements, Spanish employment law and applicable European Union regulations shall govern those specific matters. To the extent permitted under applicable law, any legal suit, action or proceeding arising out of or relating to this Agreement must be instituted in the federal courts of the State of Delaware. Where Delaware jurisdiction cannot be exercised due to mandatory Spanish employment law requirements, disputes shall be settled through arbitration in the jurisdiction of Málaga Arbitration Court per applicable laws.

b.	Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN DELAWARE OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

c.	Jury trial waiver. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(c).

6. Amendment. This Agreement may only be amended or modified pursuant to a written instrument executed by AIRO and Employee.

7. Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Variable Compensation Agreement to be executed as of the date first above written.

AIRO:

AIRO GROUP HOLDINGS, INC., a Delaware corporation

By:	/s/Joseph Burns
Joseph Burns, Chief Executive Officer

EMPLOYEE:

By:	/s/Edvard Per Erik Svehag
Edvard Per Erik Svehag

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